Exhibit 99

Chemed Reports First-Quarter 2010 Results

CINCINNATI--(BUSINESS WIRE)--April 20, 2010--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2010, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 4.7% to $308.8 million
  Diluted EPS of $0.84
  Adjusted Diluted EPS increased 1.1% to $0.95

VITAS segment operating results:

  Net Patient Revenue of $222.9 million, an increase of 7.0%
  Average Daily Census (ADC) of 12,322, an increase of 5.1%
  Admissions of 14,844, an increase of 4.8%
  Net Income of $18.4 million, an increase of 7.4%
  Adjusted EBITDA of $32.8 million, an increase of 5.1%
  Adjusted EBITDA margin of 14.7%, a decrease of 27 basis points

Roto-Rooter segment operating results:

  Revenue of $85.9 million, a decline of 0.7%
  Job count of 169,845, a decline of 7.0%
  Net Income of $7.8 million, a decrease of 5.1%
  Adjusted EBITDA of $13.7 million, a decrease of 5.4%
  Adjusted EBITDA margin of 15.9%, a decrease of 78 basis points

VITAS

Net revenue for VITAS was $222.9 million in the first quarter of 2010, which is an increase of 7.0% over the prior-year period. This revenue growth was the result of increased ADC of 5.1%, driven by an increase in admissions of 4.8%, combined with Medicare price increases of approximately 1.3%. The first quarter of 2009 included approximately $2.0 million of revenue that related to the fourth quarter of 2008. This additional revenue was from changes to Medicare reimbursement relating to 2008 activity triggered by the passage of the American Recovery and Reinvestment Act in February 2009.

The 4.8% admissions growth is attributed to the opening of six additional inpatient units (IPUs) over the past four quarters as well as a significant increase in staffing focused on referral sources and patient admissions. New IPUs provide increased visibility to referral sources in the community as well as increased capacity to provide hospice care to more high acuity terminally ill patients.

Average revenue per patient per day in the quarter, excluding the impact of Medicare Cap and the 2008 retroactive price adjustment, was $199.45, which is 1.8% above the prior-year period. Routine home care reimbursement and high acuity care averaged $154.95 and $678.17, respectively, per patient per day in the first quarter of 2010. During the quarter, high acuity days of care were 8.5% of total days of care. This compares to high acuity days of care of 8.4% in the prior-year quarter.

In the first quarter of 2010, VITAS recorded a net revenue increase of $1.7 million due to the reversal of estimated Medicare Cap limitations recorded in the fourth quarter of 2009. The reversal relates to one program which is our largest provider number. Admissions for this provider were very strong during the quarter resulting in the reversal of the prior-quarter estimate. We recorded a $35,000 Medicare Cap limitation for one small program with an ADC of 27 during the first quarter of 2010. The estimated liability for this program represents a shortfall of less than two admissions for the first six months of the Medicare Cap fiscal year. Our current expectation is that the Cap liability for this program will be reversed before the end of the Medicare Cap year.

Of VITAS’ 33 unique Medicare provider numbers, 31 provider numbers, or 94%, have a Medicare Cap cushion greater than 10% for the first six months of admissions in the 2010 Medicare Cap fiscal year. Two provider numbers have Medicare Cap cushion below 5%. VITAS generated an aggregate Medicare Cap cushion of $195 million, or 25%, during the trailing twelve-month period.

The first quarter of 2010 gross margin was 22.8%, which is 60 basis points lower than the first quarter of 2009. The decline is caused by higher labor costs for admissions and Medicare compliance personnel, the opening of inpatient units which carry significant one time start-up costs as capacity begins to ramp-up and a slight mix shift towards higher acuity care which has a lower gross margin than routine homecare.

Selling, general and administrative expense was $18.1 million in the first quarter of 2010, which is an increase of 3.4% when compared to the prior-year quarter. Adjusted EBITDA totaled $32.8 million in the quarter. Adjusted EBITDA margin, excluding the impact from Medicare Cap, was 14.0% in the quarter. This compares to an Adjusted EBITDA margin, excluding the impact from Medicare Cap and the 2008 retroactive price adjustment, of 14.3% in the prior-year quarter.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $85.9 million for the first quarter of 2010, a decline of 0.7%. Roto-Rooter’s gross margin was essentially flat at 45.2% when compared to the first quarter of 2009. Adjusted EBITDA in the first quarter of 2010 totaled $13.7 million, a decline of 5.4% and the Adjusted EBITDA margin was 15.9% in the quarter, a decline of 78 basis points, when compared to the prior-year quarter.

Job count in the first quarter of 2010 declined 7.0% when compared to the prior-year period. A significant number of Roto-Rooter branches were negatively impacted in the first quarter of 2010 due to severe winter weather causing virtually no business activity in those locations for several days. Weather has the potential to either positively or negatively impact Roto-Rooter depending on the type of weather event. Weather may impact a single quarter but tends to have a negligible impact over the year. Total job count continues to be negatively affected by the recession in the U.S. economy. However, preliminary job count totals for the past several weeks indicate modest growth in total job count when compared to the prior year.

During the first quarter of 2010, total residential jobs declined 5.9%, as residential plumbing jobs decreased 3.2% and residential drain cleaning jobs declined 7.3%, when compared to the first quarter of 2009. Residential jobs represented 73% of total job count in the quarter. Total commercial jobs declined 10.0%, with commercial plumbing job count declining 10.4% and commercial drain cleaning decreasing 10.2% when compared to the prior-year quarter. The “Other” job category declined 3.8%.

This job count decline was significantly mitigated relative to total revenue through a combination of increased pricing and favorable job mix shift to more expensive jobs such as excavation.

Management continues to have discussions with existing franchisees to acquire Roto-Rooter franchise territories. This activity is attributed to the current state of the capital markets, the potential increase in tax rates and the recessionary difficulties our franchisees are experiencing. Management will continue to be highly disciplined in terms of valuation, risk assessment and overall return on investment of any potential acquisition. However, the timing or actual completion of any acquisition cannot be predicted.

Chemed Consolidated Debt and Cash Flows

Chemed had total debt of $153.9 million at March 31, 2010. This debt is net of the discount taken as a result of convertible debt accounting requirements. Excluding this discount, aggregate debt is $187.0 million and is due in May 2014. Chemed’s total debt equates to less than one times trailing twelve-month adjusted EBITDA.

Chemed’s $175.0 million revolving credit facility expires in May 2012. At March 31, 2010, this credit facility had approximately $147.0 million of undrawn borrowing capacity after deducting $28.0 million for letters of credit issued under this facility to secure the Company’s workers’ compensation insurance.

Capital expenditures for the first quarter of 2010 aggregated $5.4 million and compares favorably to depreciation and amortization during the same period of $6.7 million.

Total cash and cash equivalents as of March 31, 2010, was $112.1 million, which represents 48.3% of total current assets. Net cash provided from operations in the first quarter of 2010 aggregated $7.7 million.

The Company increased its quarterly dividend per share in the third quarter of 2009, from $0.06 per share to $0.12 per share. During the first quarter of 2010, the company purchased $1.5 million of treasury stock in the open market and has approximately $52 million of remaining authorization under its previously announced share repurchase program. Management continually evaluates cash utilization alternatives, including share repurchase, debt repurchase, acquisitions and increased dividends to determine the most beneficial use of available capital resources.

Guidance for 2010

VITAS expects to achieve full-year 2010 revenue growth, prior to Medicare Cap, of 5.0% to 6.0%. Admissions in 2010 are estimated to increase 2.0% to 4.0% and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 15.0% to 15.5%. Effective October 1, 2009, Medicare increased average hospice reimbursement rates by approximately 1.3%. Our 2010 full-year guidance includes $3.75 million of estimated Medicare contractual billing limitations for the remaining three quarters of 2010.

Roto-Rooter expects to achieve full-year 2010 revenue growth of 1.0% to 3.0%. The revenue estimate is a result of increased pricing of approximately 3.0%, a favorable mix shift to higher revenue jobs, offset by a job count decline estimated at 2.0% to 4.0%. Adjusted EBITDA margin for 2010 is estimated in the range of 17.5% to 18.0%.

Based upon these factors, an effective tax rate of 39.0% and a full-year average diluted share count of 23.1 million shares, management estimates 2010 earnings per diluted share from continuing operations, excluding non-cash expenses for stock options, the non-cash increase in interest expense related to the accounting change for convertible debt and other items not indicative of ongoing operations will be in the range of $4.05 to $4.20.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., EDT, on Wednesday, April 21, 2010, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (800) 706-7748 for U.S. and Canadian participants and (617) 614-3473 for international participants. The participant passcode is 28983918. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay passcode is 51712918. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to approximately 12,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2010	2009
Service revenues and sales	$308,813	$294,938
Cost of services provided and goods sold	219,137	207,013
Selling, general and administrative expenses (aa)	48,538	45,793
Depreciation	5,469	5,325
Amortization	1,224	1,536
Other operating expenses (bb)	-	545
Total costs and expenses	274,368	260,212
Income from operations	34,445	34,726
Interest expense	(2,952)	(2,844)
Other income/(expense)--net (cc)	186	(276)
Income before income taxes	31,679	31,606
Income taxes	(12,321)	(12,267)
Net income	$19,358	$19,339

Earnings Per Share
Net income	$0.86	$0.86
Average number of shares outstanding	22,593	22,394

Diluted Earnings Per Share
Net income	$0.84	$0.85
Average number of shares outstanding	23,021	22,647

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):

	Three Months Ended March 31,
	2010	2009
SG&A expenses before the impact of market gains
and losses of deferred compensation plans	$48,350	$47,407
Impact of market gains and losses	188	(1,614)
Total SG&A expenses	$48,538	$45,793

(bb) Amount represents expenses associated with contested proxy situation.

(cc) Other income/(expense)--net comprises (in thousands):

	Three Months Ended March 31,
	2010	2009

Market value gains/(losses) on assets held
in deferred compensation trust	$188	$(1,614)
Gain on settlement of company-owned life insurance	-	1,211
Gain/(loss) on disposal of property and equipment	(94)	24
Interest income	75	82
Other	17	21
Total other income/(expense)--net	$186	$(276)

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	March 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$112,119	$11,859
Accounts receivable less allowances	87,412	107,364
Inventories	7,609	8,083
Current deferred income taxes	15,008	16,692
Prepaid expenses	9,886	9,046
Total current assets	232,034	153,044
Investments of deferred compensation plans held in trust	25,925	22,803
Properties and equipment, at cost less accumulated depreciation	75,189	73,631
Identifiable intangible assets less accumulated amortization	57,239	60,748
Goodwill	450,149	450,000
Other assets	13,692	13,999
Total Assets	$854,228	$774,225

Liabilities
Current liabilities
Accounts payable	$49,844	$48,883
Current portion of long-term debt	-	10,070
Income taxes	12,150	13,872
Accrued insurance	34,478	37,840
Accrued compensation	37,613	33,069
Other current liabilities	12,439	14,715
Total current liabilities	146,524	158,449
Deferred income taxes	24,969	22,239
Long-term debt	153,853	149,122
Deferred compensation liabilities	25,522	22,691
Other liabilities	5,374	4,581
Total Liabilities	356,242	357,082
Stockholders' Equity
Capital stock	30,087	29,586
Paid-in capital	343,967	316,209
Retained earnings	419,985	355,723
Treasury stock, at cost	(298,031)	(286,427)
Deferred compensation payable in Company stock	1,978	2,052
Total Stockholders' Equity	497,986	417,143
Total Liabilities and Stockholders' Equity	$854,228	$774,225

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	Three Months Ended
	March 31,
	2010	2009
Cash Flows from Operating Activities
Net income	$19,358	$19,339
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	6,693	6,861
Provision for uncollectible accounts receivable	2,472	3,071
Provision for deferred income taxes	(2,282)	(1,529)
Stock option expense	2,051	2,042
Amortization of discount on convertible notes	1,726	1,612
Changes in operating assets and liabilities, excluding amounts acquired in business combinations:
Increase in accounts receivable	(36,445)	(12,399)
Increase in inventories	(66)	(514)
Decrease in prepaid expenses	502	1,002
Decrease in accounts payable and other current liabilities	(381)	(7,900)
Increase in income taxes	13,955	13,056
Increase in other assets	(1,672)	(203)
Increase in other liabilities	2,724	486
Excess tax benefit on share-based compensation	(1,135)	(145)
Other sources	151	322
Net cash provided by operating activities	7,651	25,101
Cash Flows from Investing Activities
Capital expenditures	(5,424)	(3,376)
Proceeds from sales of property and equipment	27	1,360
Business combinations, net of cash acquired	-	(1,944)
Other uses	(157)	(152)
Net cash used by investing activities	(5,554)	(4,112)
Cash Flows from Financing Activities
Dividends paid	(2,739)	(1,355)
Proceeds from issuance of capital stock	2,672	68
Purchases of treasury stock	(2,516)	(231)
Decrease in cash overdrafts payable	(1,216)	(342)
Excess tax benefit on share-based compensation	1,135	145
Repayment of long-term debt	-	(10,799)
Other sources/(uses)	270	(244)
Net cash used by financing activities	(2,394)	(12,758)
Increase/(Decrease) in Cash and Cash Equivalents	(297)	8,231
Cash and cash equivalents at beginning of year	112,416	3,628
Cash and cash equivalents at end of period	$112,119	$11,859

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2010
Service revenues and sales	$222,940	$85,873	$-	$308,813
Cost of services provided and goods sold	172,093	47,044	-	219,137
Selling, general and administrative expenses (a)	18,145	24,758	5,635	48,538
Depreciation	3,485	1,951	33	5,469
Amortization	771	123	330	1,224
Total costs and expenses	194,494	73,876	5,998	274,368
Income/(loss) from operations	28,446	11,997	(5,998)	34,445
Interest expense (a)	(32)	(68)	(2,852)	(2,952)
Intercompany interest income/(expense)	1,289	702	(1,991)	-
Other income/(expense)—net	(39)	10	215	186
Income/(loss) before income taxes	29,664	12,641	(10,626)	31,679
Income taxes (a)	(11,226)	(4,828)	3,733	(12,321)
Net income/(loss)	$18,438	$7,813	$(6,893)	$19,358

2009 (f)
Service revenues and sales	$208,417	$86,521	$-	$294,938
Cost of services provided and goods sold	159,631	47,382	-	207,013
Selling, general and administrative expenses (b)	17,546	24,375	3,872	45,793
Depreciation	3,219	2,054	52	5,325
Amortization	1,172	89	275	1,536
Other operating expenses (b)	-	-	545	545
Total costs and expenses	181,568	73,900	4,744	260,212
Income/(loss) from operations	26,849	12,621	(4,744)	34,726
Interest expense (b)	(39)	(35)	(2,770)	(2,844)
Intercompany interest income/(expense)	891	536	(1,427)	-
Other income/(expense)--net (b)	(3)	116	(389)	(276)
Income/(loss) before income taxes	27,698	13,238	(9,330)	31,606
Income taxes (b)	(10,528)	(5,009)	3,270	(12,267)
Net income/(loss)	$17,170	$8,229	$(6,060)	$19,339

The “Footnotes to Financial Statements” are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2010
Net income/(loss)	$18,438	$7,813	$(6,893)	$19,358
Add/(deduct):
Interest expense	32	68	2,852	2,952
Income taxes	11,226	4,828	(3,733)	12,321
Depreciation	3,485	1,951	33	5,469
Amortization	771	123	330	1,224
EBITDA	33,952	14,783	(7,411)	41,324
Add/(deduct):
Legal expenses of OIG investigation	160	-	-	160
Stock option expense	-	-	2,051	2,051
Advertising cost adjustment (c)	-	(389)	-	(389)
Interest income	(45)	(2)	(28)	(75)
Intercompany interest income/(expense)	(1,289)	(702)	1,991	-
Adjusted EBITDA	$32,778	$13,690	$(3,397)	$43,071

2009 (f)
Net income/(loss)	$17,170	$8,229	$(6,060)	$19,339
Add/(deduct):
Interest expense	39	35	2,770	2,844
Income taxes	10,528	5,009	(3,270)	12,267
Depreciation	3,219	2,054	52	5,325
Amortization	1,172	89	275	1,536
EBITDA	32,128	15,416	(6,233)	41,311
Add/(deduct):
Non-taxable income from certain investments held in deferred compensation trusts	-	-	(1,211)	(1,211)
Expenses associated with contested proxy solicitation	-	-	545	545
Legal expenses of OIG investigation	13	-	-	13
Stock option expense	-	-	2,042	2,042
Advertising cost adjustment (c)	-	(394)	-	(394)
Interest income	(48)	(19)	(15)	(82)
Intercompany interest income/(expense)	(891)	(536)	1,427	-
Adjusted EBITDA	$31,202	$14,467	$(3,445)	$42,224

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(in thousands, except per share data)(unaudited)

	2010	2009 (f)
Net income as reported	$19,358	$19,339

Add/(deduct):
After-tax expenses associated with contested proxy solicitation	-	345
After-tax cost of legal expenses/(adjustments) of OIG investigation	99	8
After-tax stock option expense	1,298	1,292
After-tax additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	1,047	968
After-tax impact of non-deductible losses and non-taxable gains on investments held in deferred compensation trusts	-	(736)

Adjusted net income	$21,802	$21,216

Earnings Per Share As Reported
Net income	$0.86	$0.86
Average number of shares outstanding	22,593	22,394
Diluted Earnings Per Share As Reported
Net income	$0.84	$0.85
Average number of shares outstanding	23,021	22,647

Adjusted Earnings Per Share
Net income	$0.96	$0.95
Average number of shares outstanding	22,593	22,394
Adjusted Diluted Earnings Per Share
Net income	$0.95	$0.94
Average number of shares outstanding	23,021	22,647

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(unaudited)

OPERATING STATISTICS	2010	2009
Net revenue ($000) (d)
Homecare	$157,226	$147,075
Inpatient	26,291	25,082
Continuous care	37,674	34,580
Total before Medicare cap allowance and 2008 BNAF*	$221,191	$206,737
Estimated BNAF* Accrual Q4 2008	-	1,950
Medicare cap allowance	1,749	(270)
Total	$222,940	$208,417
Net revenue as a percent of total
before Medicare cap allowance
Homecare	71.1%	71.1%
Inpatient	11.9	12.2
Continuous care	17.0	16.7
Total before Medicare cap allowance and 2008 BNAF*	100.0	100.0
Estimated BNAF* Accrual Q4 2008	-	0.9
Medicare cap allowance	0.8	(0.1)
Total	100.8%	100.8%
Average daily census ("ADC") (days)
Homecare	8,112	7,477
Nursing home	3,162	3,263
Routine homecare	11,274	10,740
Inpatient	442	421
Continuous care	606	567
Total	12,322	11,728

Total Admissions	14,844	14,168
Total Discharges	14,461	13,865
Average length of stay (days)	75.8	76.6
Median length of stay (days)	13.0	13.0
ADC by major diagnosis
Neurological	32.6%	32.5%
Cancer	18.8	19.6
Cardio	11.9	12.3
Respiratory	6.6	6.7
Other	30.1	28.9
Total	100.0%	100.0%
Admissions by major diagnosis
Neurological	18.6%	18.6%
Cancer	33.5	35.9
Cardio	11.6	11.1
Respiratory	8.4	7.6
Other	27.9	26.8
Total	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	51.3%	51.5%
Inpatient	15.2	17.4
Continuous care	20.7	19.1
Homecare margin drivers (dollars per patient day)
Labor costs	$53.93	$52.82
Drug costs	7.77	7.65
Home medical equipment	6.94	6.68
Medical supplies	2.44	2.27
Inpatient margin drivers (dollars per patient day)
Labor costs	$286.81	$271.75
Continuous care margin drivers (dollars per patient day)
Labor costs	$526.47	$521.30
Bad debt expense as a percent of revenues	1.0%	1.1%
Accounts receivable --
Days of revenue outstanding- excluding unapplied Medicare payments	43.4	68.4
Days of revenue outstanding- including unapplied Medicare payments	29.2	37.5

* Budget Neutrality Adjustment Factor.
The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(unaudited)

(a)	Included in the results of operations for the three months ended March 31, 2010, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Corporate	Consolidated
	Selling, general and administrative expenses
	Stock option expense	$-	$(2,051)	$(2,051)
	Legal expenses of OIG investigation	(160)	-	(160)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	(1,655)	(1,655)
	Pretax impact on earnings	(160)	(3,706)	(3,866)
	Income tax benefit/(charge) on the above	61	1,361	1,422
	After-tax impact on earnings	$(99)	$(2,345)	$(2,444)

(b)	Included in the results of operations for the three months ended March 31, 2009, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Corporate	Consolidated
	Selling, general and administrative expenses
	Stock option expense	$-	$(2,042)	$(2,042)
	Legal expenses of OIG investigation	(13)	-	(13)
	Other operating expense
	Expenses associated with contested proxy solicitation	-	(545)	(545)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	(1,530)	(1,530)
	Other income/(expense)--net
	Non-taxable income from certain investments held in deferred compensation trusts	-	1,211	1,211
	Pretax impact on earnings	(13)	(2,906)	(2,919)
	Income tax benefit/(charge) on the above	5	1,512	1,517
	Income tax impact of non-deductible net market losses on investments held in deferred compensation trusts	-	(475)	(475)
	After-tax impact on earnings	$(8)	$(1,869)	$(1,877)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the first quarters of 2010 and 2009, GAAP advertising expense for Roto-Rooter totaled $5,735,000 and $5,757,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first quarters of 2010 and 2009 would total $6,124,000 and $6,151,000, respectively.

(d)

VITAS has 4 large (greater than 450 ADC), 21 medium (greater than 200 but less than 450 ADC) and 20 small (less than 200 ADC) hospice programs. There are two programs as of March 31, 2010, with Medicare cap cushion of less than 10% for the first six months of the 2010 Medicare cap year.

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

(f)

Reclassified to agree with 2010 presentation. Historically, we have recorded stock award amortization as a corporate expense. In the first quarter of 2010, we determined that this was an ongoing expense and should be reported within the appropriate segment. Accordingly, stock award amortization has been reclassified to the corresponding business segments for all periods presented

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901